Exhibit 99.1

Synchronoss Technologies Reports First Quarter 2025 Results

First Quarter Revenue $42.2 Million, Including 93.1% Recurring Revenue

GAAP Gross Margin Expands to 70.4%; Adjusted Gross Margin Rises to 79.0%

Closed $200 Million Term Loan Refinancing in April, Extending Debt Maturity Until 2029

Reaffirms All Full Year Guidance Metrics

BRIDGEWATER, NJ - May 6, 2025 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in Personal Cloud platforms, today reported financial results for its first quarter ended March 31, 2025.

First Quarter and Recent Operational Highlights
•Reported total revenue of $42.2 million, driven primarily by 3.3% cloud subscriber growth year-over-year.
•Quarterly results included net loss of $3.8 million, $8.2 million in income from operations, $(3.0) million in free cash flow, and $12.7 million in adjusted EBITDA, which were all within the Company’s expectations for the first quarter.
•Closed a $200 million, four-year term loan refinancing from TP Birch Grove which allowed the Company to retire the $73.6 million from the prior term loan and will allow the Company to redeem the remaining $121.4 million in senior notes on or around May 12, 2025.

"I am pleased with our Q1 results and the positive start to 2025, delivering solid growth in our subscriber base, meeting expectations for the quarter and reaffirming our full-year guidance. The successful execution of a $200 million term loan extends our debt maturity until 2029 strengthening our capital structure and providing us multiple years of anticipated financial stability,” stated Jeff Miller, President and CEO of Synchronoss. “We believe that this enhancement to our capital structure, combined with our 93.1% quarterly recurring revenue and improved adjusted EBITDA and gross margins, provides the Company with increased confidence in attaining our results for the year during a volatile time in the global economy. Our team’s relentless focus on empowering our blue chip, global carrier partners with cutting-edge personal cloud solutions continues to drive meaningful results for our partners and Synchronoss.”

First Quarter 2025 Financial Results:
Results compare the three months ended March 31, 2025 to the three months ended March 31, 2024.

•Total revenue decreased to $42.2 million from $43.0 million in the prior year period, due to the expiration of a customer contract in December 2024, partially offset by 3.3% cloud subscriber growth.
•Quarterly recurring revenue* was 93.1% of total revenue, compared to 91.1% in the prior year period.
•Gross profit increased 3.4% to $29.7 million (gross margin of 70.4%) from $28.7 million (gross margin of 66.9%) in the prior year period.
•Adjusted gross profit* increased 1.7% to $33.4 million (adjusted gross margin of 79.0%) from $32.8 million (adjusted gross margin of 76.3%) in the prior year period.
•Income from operations was $8.2 million, a significant improvement from $4.6 million in the prior year period.
•Net (loss) income was $(3.8) million, or $(0.37) per diluted share, compared to income of $4.5 million, or $0.23 per diluted share, in the prior year period. This change was driven primarily by the negative impact of $5.6 million non-cash foreign exchange losses primarily due to revaluations of intercompany payables and receivables.
•Adjusted EBITDA* increased 17.0% to $12.7 million (adjusted EBITDA margin of 30.2%) from $10.9 million (adjusted EBITDA margin of 25.4%) in the prior year period.
•Cash and cash equivalents* were $29.1 million as of March 31, 2025, compared to $33.4 million as of December 31, 2024. In the first quarter of 2025, free cash flow was $(3.0) million and adjusted free cash flow was $(3.6) million, compared to free cash flow of $(3.3) million and positive adjusted free cash flow of $0.6 million in the prior year period. These results were all within the Company’s expectations for the first quarter, which has historically been a cash spend heavy period. The Company did not receive additional U.S. federal tax refunds during the period, leaving its remaining anticipated balance due at approximately $28 million plus applicable interest, which is expected to be received in 2025.

2025 Financial Outlook
Based on information available as of May 6, 2025, the Company is reiterating its full 2025 outlook items as follows:

•Revenue range of between $170 and $180 million.
•Recurring revenue* of at least 90% of total revenue.
•Adjusted gross margin* of between 78%-80%.
•Adjusted EBITDA* of between $52 million and $56 million, which equals at least 30% adjusted EBITDA margin.
•Free Cash Flow* of between $11 and $16 million. This excludes the effect of the federal tax refund that the Company expects to receive in 2025.
•The Company continues to receive indications from the IRS that solidifies our high level of confidence in receiving the entire $28 million tax refund plus applicable interest in 2025.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” below for information on the factors that could cause Synchronoss' actual results to differ materially from these forward-looking statements.

* A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward-looking statements related to adjusted EBITDA, adjusted gross margin and free cash flow, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of (i) forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, (ii) adjusted gross margin to GAAP gross margin and (iii) free cash flow to income (loss) from operations within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items relating to those financial measures with confidence. These items include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Conference Call
Synchronoss will hold a conference call today, May 6, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Dial-In Number: 877-451-6152 (domestic) or 201-389-0879 (international)
Conference ID: 13753247

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/twmmvpp4/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities) and recurring revenue. The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back or deduct certain expenses. These expenses include but are not limited to the following: fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Adjusted EBITDA is calculated by taking GAAP Net (loss) income attributable to Synchronoss and making specific adjustments to it, such as adding back certain non-recurring expenses or removing certain one-time income items to provide a more normalized view of the company's operating performance. These adjustments include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, net, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends, net of gain on repurchase of preferred stock.

Adjusted Gross Profit is calculated by starting with the standard gross profit (Revenue minus cost of revenues, less the restructuring costs associated with cost of revenues and depreciation and amortization expenses associated with cost of revenues. Gross profit is then adjusted by adding back fair value of stock-based compensation expense, restructuring, transition and cease-use lease expense, net and depreciation and amortization expenses associated with cost of revenues.

Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by Revenue.

Free Cash Flow is calculated by starting with operating cash flow and subtracting capital expenditures related to capitalized software and property and equipment.

Adjusted Free Cash Flow is calculated by starting with Free Cash Flow and subtracting net cash related to litigation and remediation, and restructuring activities.

Recurring Revenue is calculated as a sum of Subscription revenue and Transaction revenue.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” "outlook", “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, expected to be filed with the SEC in the second quarter of 2025. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
sncrir@icrinc.com

--------Tables to follow-------

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$29,138	$33,375
Accounts receivable, net	19,286	18,129
Operating lease right-of-use assets	7,900	8,445
Goodwill	182,378	179,408
Other assets	54,634	54,468
Total assets	293,336	293,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	35,673	37,586
Debt, current	1,875	1,875
Deferred revenues	600	837
Debt, non-current	185,166	184,840
Operating lease liabilities, non-current	15,394	16,776
Other liabilities	6,690	9,636
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	35,438	29,775
Total liabilities and stockholders’ equity	$293,336	$293,825

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net revenues	$42,213	$42,965
Costs and expenses:
Cost of revenues[1]	8,711	10,223
Research and development	9,698	10,331
Selling, general and administrative	11,379	13,257
Restructuring charges	118	219
Depreciation and amortization	4,078	4,359
Total costs and expenses	33,984	38,389
Income from operations	8,229	4,576
Interest income	233	208
Interest expense	(5,422)	(3,517)
Other (expense) income, net	(5,579)	3,811
(Loss) income from operations, before taxes	(2,539)	5,078
Provision for income taxes	(1,278)	(603)
Net (loss) income	(3,817)	4,475
Net loss attributable to redeemable non-controlling interests	—	(5)
Preferred stock dividend	—	(2,129)
Net (loss) income attributable to Synchronoss	$(3,817)	$2,341
Earnings (loss) per share:
Basic	$(0.37)	$0.24
Diluted	$(0.37)	$0.23
Weighted average common shares outstanding:
Basic	10,201	9,842
Diluted	10,201	10,277
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2025	2024
Net (loss) income from operations	$(3,817)	$4,475
Adjustments to reconcile net (loss) income to net cash from operating activities:
Non-cash items	10,059	1,953
Changes in operating assets and liabilities	(5,949)	(5,901)
Net cash provided by operating activities	293	527
Investing activities:
Purchases of fixed assets	(324)	(517)
Purchases of intangible assets and capitalized software	(2,986)	(3,286)
Net cash used in investing activities	(3,310)	(3,803)
Financing activities:
Net cash used in financing activities	(1,278)	(2,129)
Effect of exchange rate changes on cash	58	(67)
Net decrease in cash and cash equivalents	$(4,237)	$(5,472)
Beginning cash and cash equivalents	33,375	24,572
Ending cash and cash equivalents	$29,138	$19,100

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$42,213	$42,965
Less: Cost of revenues	8,711	10,223
Less: Restructuring[1]	(1)	—
Less: Depreciation and amortization[2]	3,775	4,001
Gross profit	29,728	28,741
Gross margin	70.4%	66.9%

Add / (Less):
Stock-based compensation expense[1]	99	23
Restructuring, transition and cease-use lease expense[1] , net	(243)	24
Depreciation and amortization[2]	3,775	4,001
Adjusted gross profit	$33,359	$32,789
Adjusted gross margin	79.0%	76.3%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
GAAP Net (loss) income attributable to Synchronoss	$(3,817)	$2,341
Add / (Less):
Stock-based compensation expense	2,129	1,110
Restructuring, transition and cease-use lease expense, net	(1,591)	467
Amortization expense[1]	273	273
Change in contingent consideration	(100)	—
Litigation, remediation and refiling costs, net	—	381
Non-GAAP Net (loss) income attributable to Synchronoss	$(3,106)	$4,572

Non-GAAP Net loss per share
Basic	$(0.30)	$0.46
Diluted	$(0.30)	$0.44
Weighted-average shares outstanding:
Basic	10,201	9,842
Diluted	10,201	10,277
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net (loss) income attributable to Synchronoss	$(3,817)	$7,889	$(5,701)	$78	$2,341
Add / (Less):
Stock-based compensation expense	2,129	996	3,021	1,245	1,110
Restructuring, transition and cease-use lease expense, net	(1,591)	1,976	157	2,333	467
Sublease receivable impairment	—	—	—	806	—
Change in contingent consideration	(100)	(100)	—	—	—
Litigation, remediation and refiling costs, net	—	(617)	(425)	291	381
Depreciation and amortization	4,078	4,318	4,386	4,028	4,359
Interest income	(233)	(254)	(165)	(183)	(208)
Interest expense	5,422	5,474	5,526	3,486	3,517
Other expense (income), net	5,579	(9,488)	5,241	(1,220)	(3,811)
Provision for income taxes	1,278	3,674	628	2,708	603
Net (income) loss attributable to non-controlling interests	—	(1)	(14)	(5)	5
Preferred stock dividend, net of gain on repurchase of preferred stock	—	—	—	(567)	2,129
Adjusted EBITDA (non-GAAP)	$12,745	$13,867	$12,654	$13,000	$10,893

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$293	$527
Add / (Less):
Capitalized software	(2,986)	(3,286)
Property and equipment	(324)	(517)
Free cashflow	(3,017)	(3,276)
Add: Litigation and remediation costs, net	266	2,556
Add: Restructuring	(888)	1,342
Adjusted free cashflow	$(3,639)	$622